Exhibit 99.3

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2020
    The pathway to possible.
    CrownCastle.com

Crown Castle International Corp.
Fourth Quarter 2020

Crown Castle International Corp.
Fourth Quarter 2020
Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our communications infrastructure, and benefits derived therefrom, (2) cash flow growth, (3) tenant additions, (4) our Outlook for full year 2021, (5) our strategy, (6) strategic position of our assets, (7) revenues from tenant contracts, (8) the expansion of our small cells and fiber networks, including revenues generated therefrom, (9) ground lease expenses from existing ground leases and (10) the recurrence of Nontypical Items.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) more than 40,000 towers and other structures, such as rooftops (collectively, "towers"), and (2) approximately 80,000 route miles of fiber primarily supporting small cell networks ("small cells") and fiber solutions. We refer to our towers, fiber and small cells assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market.
Our operating segments consist of (1) Towers and (2) Fiber, which includes both small cells and fiber solutions. Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts"). We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing communications infrastructure. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our shared infrastructure assets, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost-effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.
•Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):
◦construction of towers, fiber and small cells;
◦acquisitions of towers, fiber and small cells;
◦acquisitions of land interests (which primarily relate to land assets under towers);
◦improvements and structural enhancements to our existing communications infrastructure;
◦purchases of shares of our common stock from time to time; and
◦purchases, repayments or redemptions of our debt.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development and installation services within our Towers segment.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

AFFO PER SHARE(a)(b)

ASSET PORTFOLIO FOOTPRINT

(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to net income (loss), as computed in accordance with GAAP.
(b)Attributable to CCIC common stockholders.
(c)Excludes the impact of Nontypical Items, as described further in the "Recent Developments" section of our Earnings Release and reconciled in "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.
(d)Calculated based on midpoint of Outlook for full year 2021 issued on January 27, 2021.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB+
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	48	21	President and Chief Executive Officer
Daniel K. Schlanger	47	4	Executive Vice President and Chief Financial Officer
Robert C. Ackerman	68	22	Executive Vice President and Chief Operating Officer - Towers
Christopher D. Levendos	53	2	Executive Vice President and Chief Operating Officer - Fiber
Kenneth J. Simon	60	5	Executive Vice President and General Counsel
Michael J. Kavanagh	52	10	Executive Vice President and Chief Commercial Officer
Philip M. Kelley	48	23	Executive Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(a)	75	24
P. Robert Bartolo	Director	Audit, Compensation	49	6
Cindy Christy	Director	Compensation, NCG(a), Strategy	55	13
Ari Q. Fitzgerald	Director	Compensation, NCG(a), Strategy	58	18
Anthony J. Melone	Director	Audit, NCG(a), Strategy	60	5
Jay A. Brown	Director		48	4
Robert E. Garrison II	Director	Audit, Compensation	78	15
Andrea J. Goldsmith	Director	NCG(a), Strategy	56	2
Lee W. Hogan	Director	Audit, Compensation, Strategy	76	19
Edward C. Hutcheson Jr.	Director	Strategy	75	25
Tammy K. Jones	Director	Audit, NCG(a)	55	<1
Robert F. McKenzie	Director	Audit, Strategy	77	25
W. Benjamin Moreland	Director	Strategy	57	14
Kevin A. Stephens	Director		59	<1
Matthew Thornton III	Director	Compensation, Strategy	62	<1
(a)Nominating & Corporate Governance Committee

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Tim Long (212) 526-4043	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Sami Badri (212) 538-1727	Deutsche Bank Matthew Niknam (212) 250-4711
Goldman Sachs Brett Feldman (212) 902-8156	Green Street David Guarino (949) 640-8780	JPMorgan Philip Cusick (212) 622-1444
KeyBanc Brandon Nispel (503) 821-3871	LightShed Partners Walter Piecyk (646) 450-9258	MoffettNathanson Nick Del Deo (212) 519-0025
Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Truist Securities Greg Miller (212) 303-4169
UBS Batya Levi (212) 713-8824	Wells Fargo Securities, LLC Eric Luebchow (312) 630-2386
Rating Agencies
Fitch John Culver (312) 368-3216	Moody’s Lori Marks (212) 553-1098	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	12/31/20	9/30/20	6/30/20	3/31/20	12/31/19
High price(a)	$170.69	$177.22	$172.88	$163.65	$139.37
Low price(a)	$151.21	$153.70	$130.67	$111.37	$124.73
Period end closing price(b)	$159.19	$165.10	$164.68	$141.12	$137.84
Dividends paid per common share	$1.33	$1.20	$1.20	$1.20	$1.20
Volume weighted average price for the period(a)	$160.50	$162.90	$157.92	$143.06	$131.02
Common shares outstanding, at period end	431	431	417	417	416
Market value of outstanding common shares, at period end(c)	$68,660	$71,205	$68,633	$58,811	$57,310
(a)    Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(b)    Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(c)    Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY PORTFOLIO HIGHLIGHTS
(as of December 31, 2020)
Towers
Number of towers (in thousands)(a)	40
Average number of tenants per tower	2.1
Remaining contracted tenant receivables ($ in billions)(b)	$21
Weighted average remaining tenant contract term (years)(c)	5
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(d)	60% / 40%
Weighted average maturity of ground leases (years)(d)(e)	36
Fiber
Number of route miles of fiber (in thousands)	80
Remaining contracted tenant receivables ($ in billions)(b)	$6
Weighted average remaining tenant contract term (years)(c)	5

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions, except per share amounts)	2020	2019	2020	2019
Operating Data:
Net revenues
Site rental	$1,352	$1,300	$5,320	$5,093
Services and other	141	126	520	670
Net revenues	$1,493	$1,426	$5,840	$5,763

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$401	$367	$1,521	$1,462
Services and other	123	117	448	524
Total cost of operations	$524	$484	$1,969	$1,986

Net income (loss) attributable to CCIC common stockholders	$508	$180	$999	$747
Net income (loss) attributable to CCIC common stockholders per share—diluted(f)	$1.17	$0.43	$2.35	$1.79

Non-GAAP Data(g):
Adjusted EBITDA	$1,179	$817	$3,706	$3,299
FFO(h)	960	569	2,600	2,284
AFFO(h)	1,008	578	2,878	2,371
AFFO per share(f)(h)	$2.33	$1.38	$6.78	$5.68
(a)Excludes third-party land interests.
(b)Excludes renewal terms at tenants' option.
(c)Excludes renewal terms at tenants' option, weighted by site rental revenues exclusive of straight-lined revenues and amortization of prepaid rent.
(d)Weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(e)Includes all renewal terms at the Company's option.
(f)Based on diluted weighted-average common shares outstanding of 433 million and 418 million for the three months ended December 31, 2020 and 2019, respectively and 425 million and 418 million for the twelve months ended December 31, 2020 and 2019, respectively.
(g)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to net income (loss), as computed in accordance with GAAP.
(h)Attributable to CCIC common stockholders.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2020	2019	2020	2019
Summary Cash Flow Data(a):
Net cash provided by (used for) operating activities	$985	$808	$3,055	$2,698
Net cash provided by (used for) investing activities(b)	(405)	(532)	(1,741)	(2,081)
Net cash provided by (used for) financing activities	(620)	(263)	(1,271)	(692)

(dollars in millions)	December 31, 2020	December 31, 2019
Balance Sheet Data (at period end):
Cash and cash equivalents	$232	$196
Property and equipment, net	15,162	14,666
Total assets	38,768	38,457
Total debt and other long-term obligations	19,280	18,121
Total CCIC stockholders' equity	9,461	10,489

	Three Months Ended December 31, 2020
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(c)	4.0	x
Dividend per common share	$1.33

OUTLOOK FOR FULL YEAR 2021
(dollars in millions, except per share amounts)	Full Year 2021(d)
Site rental revenues	$5,532	to	$5,577
Site rental cost of operations(e)	$1,538	to	$1,583
Net income (loss)	$957	to	$1,037
Net income (loss) attributable to CCIC common stockholders	$957	to	$1,037
Net income (loss) per share—diluted(f)(g)(j)	$2.20	to	$2.39
Adjusted EBITDA(h)	$3,584	to	$3,629
Interest expense and amortization of deferred financing costs(i)	$663	to	$708
FFO(h)(j)	$2,603	to	$2,648
AFFO(h)(j)	$2,883	to	$2,928
AFFO per share(f)(h)(j)	$6.64	to	$6.74
(a)Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.
(b)Includes net cash used for acquisitions of approximately $21 million and $2 million for the three months ended December 31, 2020 and 2019, and $107 million and $17 million for the twelve months ended December 31, 2020 and 2019, respectively.
(c)See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix. Includes the impact from Nontypical Items, as described further in "Recent Developments" herein.
(d)Includes the impact from Nontypical Items, as described further in "Recent Developments" herein.As issued on January 27, 2021.
(e)Exclusive of depreciation, amortization and accretion.
(f)The assumption for diluted weighted-average common shares outstanding for full year 2021 Outlook is based on the diluted common shares outstanding as of December 31, 2020.
(g)Calculated using net income (loss) attributable to CCIC common stockholders.
(h)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to net income (loss), as computed in accordance with GAAP.
(i)See the reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" in the Appendix.
(j)Attributable to CCIC common stockholders.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FULL YEAR 2020 AND OUTLOOK FOR FULL YEAR 2021 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2020	Full Year 2021 Outlook(a)
Components of changes in site rental revenues(b):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(c)(d)	$5,013	$5,295

New leasing activity(c)(d)	376	375-405
Escalators	90	90-100
Non-renewals	(183)	(180)-(160)
Organic Contribution to Site Rental Revenues(e)	283	295-335
Impact from full year straight-lined revenues associated with fixed escalators	22	(38)-(58)
Acquisitions(f)	2	<5
Other	—	—
Total GAAP site rental revenues	$5,320	$5,532-$5,577

Year-over-year changes in revenues:
Reported GAAP site rental revenues	4.5%	4.4%	(g)
Organic Contribution to Site Rental Revenues(e)(h)	5.6%	5.9%	(g)
(a)As issued on January 27, 2021.
(b)See additional information herein regarding Crown Castle's site rental revenues, including projected revenues from tenant contracts, straight-lined revenues and prepaid rent.
(c)Includes revenues from amortization of prepaid rent in accordance with GAAP.
(d)Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.
(e)See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" for a discussion of our definition of Organic Contribution to Site Rental Revenues.
(f)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.
(g)Calculated based on midpoint of full year 2021 Outlook.
(h)Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(amounts in millions, except par values)	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$232	$196
Restricted cash	144	137
Receivables, net	431	596
Prepaid expenses	95	107
Other current assets	202	168
Total current assets	1,104	1,204
Deferred site rental receivables	1,408	1,424
Property and equipment, net	15,162	14,666
Operating lease right-of-use assets	6,464	6,133
Goodwill	10,078	10,078
Other intangible assets, net	4,433	4,836
Other assets, net	119	116
Total assets	$38,768	$38,457

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$230	$334
Accrued interest	199	169
Deferred revenues	704	657
Other accrued liabilities	378	361
Current maturities of debt and other obligations	129	100
Current portion of operating lease liabilities	329	299
Total current liabilities	1,969	1,920
Debt and other long-term obligations	19,151	18,021
Operating lease liabilities	5,808	5,511
Other long-term liabilities	2,379	2,516
Total liabilities	29,307	27,968
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: December 31, 2020—431 and December 31, 2019—416	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: December 31, 2020—0 and December 31, 2019—2; aggregate liquidation value: December 31, 2020—$0 and December 31, 2019—$1,650	—	—
Additional paid-in capital	17,933	17,855
Accumulated other comprehensive income (loss)	(4)	(5)
Dividends/distributions in excess of earnings	(8,472)	(7,365)
Total equity	9,461	10,489
Total liabilities and equity	$38,768	$38,457

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net revenues:
Site rental	$1,352	$1,300	$5,320	$5,093
Services and other	141	126	520	670
Net revenues	1,493	1,426	5,840	5,763
Operating expenses:
Costs of operations(a):
Site rental	401	367	1,521	1,462
Services and other	123	117	448	524
Selling, general and administrative	185	157	678	614
Asset write-down charges	64	6	74	19
Acquisition and integration costs	1	3	10	13
Depreciation, amortization and accretion	401	397	1,608	1,572
Total operating expenses	1,175	1,047	4,339	4,204
Other operating (income) expense	(362)	—	(362)	—
Operating income (loss)	680	379	1,863	1,559
Interest expense and amortization of deferred financing costs	(167)	(173)	(689)	(683)
Gains (losses) on retirement of long-term obligations	—	—	(95)	(2)
Interest income	—	1	2	6
Other income (expense)	—	7	(5)	1
Income (loss) before income taxes	513	214	1,076	881
Benefit (provision) for income taxes	(5)	(6)	(20)	(21)
Net income (loss)	508	208	1,056	860
Dividends/distributions on preferred stock	—	(28)	(57)	(113)
Net income (loss) attributable to CCIC common stockholders	$508	$180	$999	$747

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$1.17	$0.43	$2.36	$1.80
Net income (loss) attributable to CCIC common stockholders, diluted	$1.17	$0.43	$2.35	$1.79

Weighted-average common shares outstanding:
Basic	431	416	423	416
Diluted	433	418	425	418

(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$884	$468		$1,352	$863	$437		$1,300
Segment services and other revenues	133	8		141	120	6		126
Segment revenues	1,017	476		1,493	983	443		1,426
Segment site rental cost of operations	218	173		391	217	141		358
Segment services and other cost of operations	117	5		122	112	3		115
Segment cost of operations(a)(b)	335	178		513	329	144		473
Segment site rental gross margin(c)	666	295		961	646	296		942
Segment services and other gross margin(c)	16	3		19	8	3		11
Segment selling, general and administrative expenses(b)	30	49		79	23	48		71
Segment other operating (income) loss	—	(362)		(362)	—	—		—
Segment operating profit(c)	652	611		1,263	631	251		882
Other selling, general and administrative expenses(b)			$84	84			$65	65
Stock-based compensation expense			28	28			27	27
Depreciation, amortization and accretion			401	401			397	397
Interest expense and amortization of deferred financing costs			167	167			173	173
Other (income) expenses to reconcile to income (loss) before income taxes(d)			70	70			6	6
Income (loss) before income taxes				$513				$214

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Three Months Ended December 31,
	2020			2019
(dollars in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$325	$143	$468	$311	$126	$437
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment cost of operations excludes (1) stock-based compensation expense of $6 million for each of the three months ended December 31, 2020 and 2019 and (2) prepaid lease purchase price adjustments of $5 million for each of the three months ended December 31, 2020 and 2019. Selling, general and administrative expenses exclude stock-based compensation expense of $22 million and $21 million for the three months ended December 31, 2020 and 2019, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Twelve Months Ended December 31, 2020				Twelve Months Ended December 31, 2019(e)
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$3,497	$1,823		$5,320	$3,389	$1,704		$5,093
Segment services and other revenues	500	20		520	653	17		670
Segment revenues	3,997	1,843		5,840	4,042	1,721		5,763
Segment site rental cost of operations	866	620		1,486	864	559		1,423
Segment services and other cost of operations	429	12		441	506	11		517
Segment cost of operations(a)(b)	1,295	632		1,927	1,370	570		1,940
Segment site rental gross margin(c)	2,631	1,203		3,834	2,525	1,145		3,670
Segment services and other gross margin(c)	71	8		79	147	6		153
Segment selling, general and administrative expenses(b)	100	186		286	96	195		291
Segment other operating (income) loss	—	(362)		(362)	—	—		—
Segment operating profit(c)	2,602	1,387		3,989	2,576	956		3,532
Other selling, general and administrative expenses(b)			$283	283			$233	233
Stock-based compensation expense			133	133			116	116
Depreciation, amortization and accretion			1,608	1,608			1,572	1,572
Interest expense and amortization of deferred financing costs			689	689			683	683
Other (income) expenses to reconcile to income (loss) before income taxes(d)			200	200			47	47
Income (loss) before income taxes				$1,076				$881

FIBER SEGMENT SITE RENTAL REVENUES SUMMARY
	Twelve Months Ended December 31,
	2020			2019
(dollars in millions)	Fiber Solutions	Small Cells	Total	Fiber Solutions	Small Cells	Total
Site rental revenues	$1,275	$548	$1,823	$1,232	$472	$1,704
(a)Exclusive of depreciation, amortization and accretion shown separately.
(b)Segment cost of operations excludes (1) stock-based compensation expense of $24 million and $26 million for the twelve months ended December 31, 2020 and 2019, respectively and (2) prepaid lease purchase price adjustments of $18 million and $20 million for the twelve months ended December 31, 2020 and 2019, respectively. Selling, general and administrative expenses exclude stock-based compensation expense of $109 million and $90 million for the twelve months ended December 31, 2020 and 2019, respectively.
(c)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.
(d)See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net income (loss)	$508	$208	$1,056	$860
Real estate related depreciation, amortization and accretion	388	383	1,555	1,517
Asset write-down charges	64	6	74	19
Dividends/distributions on preferred stock	—	(28)	(85)	(113)
FFO(a)(b)(c)(d)	$960	$569	$2,600	$2,284
Weighted-average common shares outstanding—diluted(e)	433	418	425	418
FFO per share(a)(b)(c)(d)(e)	$2.22	$1.36	$6.12	$5.47

FFO (from above)	$960	$569	$2,600	$2,284
Adjustments to increase (decrease) FFO:
Straight-lined revenue	5	(18)	(22)	(80)
Straight-lined expense	22	23	83	93
Stock-based compensation expense	28	27	133	116
Non-cash portion of tax provision	(1)	3	1	5
Non-real estate related depreciation, amortization and accretion	13	14	53	55
Amortization of non-cash interest expense	1	—	6	1
Other (income) expense	—	(7)	5	(1)
(Gains) losses on retirement of long-term obligations	—	—	95	2
Acquisition and integration costs	1	3	10	13
Sustaining capital expenditures	(21)	(36)	(86)	(117)
AFFO(a)(b)(c)(d)	$1,008	$578	$2,878	$2,371
Weighted-average common shares outstanding—diluted(e)	433	418	425	418
AFFO per share(a)(b)(c)(d)(e)	$2.33	$1.38	$6.78	$5.68
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(b)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(c)Attributable to CCIC common stockholders.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)For all periods prior to those ended December 31, 2020, the diluted weighted-average common shares outstanding does not include any assumed conversions of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(dollars in millions)	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,056	$860
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,608	1,572
(Gains) losses on retirement of long-term obligations	95	2
Amortization of deferred financing costs and other non-cash interest, net	6	1
Stock-based compensation expense	138	117
Asset write-down charges	74	19
Deferred income tax (benefit) provision	3	2
Other non-cash adjustments, net	5	(2)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	(111)	294
Decrease (increase) in assets	181	(167)
Net cash provided by (used for) operating activities	3,055	2,698
Cash flows from investing activities:
Capital expenditures	(1,624)	(2,057)
Payments for acquisitions, net of cash acquired	(107)	(17)
Other investing activities, net	(10)	(7)
Net cash provided by (used for) investing activities	(1,741)	(2,081)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	3,733	1,894
Principal payments on debt and other long-term obligations	(105)	(86)
Purchases and redemptions of long-term debt	(2,490)	(12)
Borrowings under revolving credit facility	2,430	2,110
Payments under revolving credit facility	(2,665)	(2,660)
Net borrowings (repayments) under commercial paper program	130	155
Payments for financing costs	(38)	(24)
Purchases of common stock	(76)	(44)
Dividends/distributions paid on common stock	(2,105)	(1,912)
Dividends/distributions paid on preferred stock	(85)	(113)
Net cash provided by (used for) financing activities	(1,271)	(692)
Net increase (decrease) in cash, cash equivalents, and restricted cash	43	(75)
Effect of exchange rate changes on cash	—	—
Cash, cash equivalents, and restricted cash at beginning of period	338	413
Cash, cash equivalents, and restricted cash at end of period	$381	$338
Supplemental disclosure of cash flow information:
Interest paid	653	661
Income taxes paid	19	16

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended December 31,
(dollars in millions)	2020	2019
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,282	$1,211

New leasing activity(b)(c)	90	101
Escalators	23	22
Non-renewals	(39)	(52)
Organic Contribution to Site Rental Revenues(d)	74	71
Impact from straight-lined revenues associated with fixed escalators	(5)	18
Acquisitions(e)	1	—
Other	—	—
Total GAAP site rental revenues	$1,352	$1,300

Year-over-year changes in revenue:
Reported GAAP site rental revenues	4.0%
Organic Contribution to Site Rental Revenues(d)(f)	5.8%

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED ESCALATORS(g)
	Three Months Ended December 31,
	2020			2019
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$(6)	$1	$(5)	$17	$1	$18
Site rental straight-lined expenses	22	—	22	22	1	23

	Twelve Months Ended December 31,
	2020			2019
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenues	$16	$6	$22	$78	$2	$80
Site rental straight-lined expenses	82	1	83	90	3	93
(a)See additional information herein regarding Crown Castle's site rental revenues, including projected revenues from tenant contracts, straight-lined revenues and prepaid rent.
(b)Includes revenues from amortization of prepaid rent in accordance with GAAP.
(c)Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.
(d)See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" for a discussion of our definition of Organic Contribution to Site Rental Revenues.
(e)Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.
(f)Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.
(g)In accordance with GAAP accounting, if payment terms call for fixed escalations or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF PREPAID RENT ACTIVITY(a)
	Three Months Ended December 31,
	2020			2019
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$26	$57	$83	$104	$67	$171
Amortization of prepaid rent	76	57	133	71	50	121

	Twelve Months Ended December 31,
	2020			2019
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent additions	$193	$242	$435	$395	$258	$653
Amortization of prepaid rent	298	221	519	258	199	457

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended December 31,
	2020				2019
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$23	$—	$—	$23	$11	$—	$—	$11
Communications infrastructure improvements and other capital projects	38	292	12	342	118	353	—	471
Sustaining	3	14	4	21	12	12	12	36
Integration	—	—	—	—	—	—	2	2
Total	$64	$306	$16	$386	$141	$365	$14	$520

	Twelve Months Ended December 31,
	2020				2019
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$64	$—	$—	$64	$53	$—	$—	$53
Communications infrastructure improvements and other capital projects	257	1,179	38	1,474	452	1,427	—	1,879
Sustaining	14	53	19	86	38	46	32	116
Integration	—	—	—	—	—	—	9	9
Total	$335	$1,232	$57	$1,624	$543	$1,473	$41	$2,057

PROJECTED REVENUES FROM TENANT CONTRACTS(b)
	Years Ending December 31,
(as of December 31, 2020; dollars in millions)	2021	2022	2023	2024	2025
Components of site rental revenues:
Site rental revenues exclusive of straight-line associated with fixed escalators	$5,469	$5,559	$5,603	$5,602	$5,653
Straight-lined site rental revenues associated with fixed escalators	(80)	(163)	(178)	(153)	(145)
GAAP site rental revenues	$5,389	$5,396	$5,425	$5,449	$5,508
(a)Reflects up-front consideration from long-term tenants and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.
(b)Based on tenant licenses as of December 31, 2020. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues does not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED GROUND LEASE EXPENSES FROM EXISTING GROUND LEASES(a)
	Years Ending December 31,
(as of December 31, 2020; dollars in millions)	2021	2022	2023	2024	2025
Components of ground lease expenses:
Ground lease expenses exclusive of straight-line associated with fixed escalators	$910	$931	$950	$969	$988
Straight-lined site rental ground lease expenses associated with fixed escalators	69	55	43	33	22
GAAP ground lease expenses	$979	$986	$993	$1,002	$1,010

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(b)
	Years Ending December 31,
(as of December 31, 2020; dollars in millions)	2021	2022	2023	2024	2025
AT&T	$26	$26	$335	$21	$22
T-Mobile(c)	45	362	262	76	89
Verizon	39	44	49	507	74
All Others Combined	221	173	191	79	85
Total	$331	$605	$837	$683	$270

CONSOLIDATED TENANT OVERVIEW
(as of December 31, 2020)	Percentage of Q4 2020 LQA Site Rental Revenues	Weighted Average Current Term Remaining(d)	Long-Term Credit Rating (S&P / Moody’s)
T-Mobile(c)	34%	5	BB / Ba2
AT&T	22%	6	BBB / Baa2
Verizon	18%	5	BBB+ / Baa1
All Others Combined	26%	3	N/A
Total / Weighted Average	100%	5

FIBER SOLUTIONS REVENUE MIX
(as of December 31, 2020)	Percentage of Q4 2020 LQA Site Rental Revenues
Carrier(e)	39%
Education	13%
Healthcare	10%
Financial Services	10%
Other	28%
Total	100%
(a)Based on existing ground leases as of December 31, 2020. CPI-linked leases are assumed to escalate at 3% per annum.
(b)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenues from Tenant Contracts."
(c)Includes revenues derived from Sprint. T-Mobile and Sprint completed their merger on April 1, 2020.
(d)Weighted by site rental revenue contributions; excludes renewals at the tenants' option.
(e)Includes revenues derived from both wireless carriers and wholesale carriers.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT CASH YIELDS ON INVESTED CAPITAL(a)
	Q4 2020 LQA(b)
(as of December 31, 2020; dollars in millions)	Towers	Fiber
Segment site rental gross margin(c)	$2,664	$1,180
Less: Amortization of prepaid rent	(304)	(228)
Less: Site rental straight-lined revenues	24	(4)
Add: Site rental straight-lined expenses	88	—
Add: Indirect labor costs(d)	—	181
Numerator	$2,472	$1,129

Segment net investment in property and equipment(d)	$12,948	$7,241
Segment investment in site rental contracts and tenant relationships	4,510	3,287
Segment investment in goodwill(f)	5,351	4,073
Segment net invested capital(g)	$22,809	$14,601

Segment Cash Yield on Invested Capital(a)	10.8%	7.7%

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)
(as of December 31, 2020; dollars in millions)	Q4 2020 LQA(b)
Adjusted EBITDA(g)	$4,716
Less: Cash taxes	(76)
Numerator	$4,640

Historical gross investment in property and equipment(h)	$24,899
Historical gross investment in site rental contracts and tenant relationships	7,797
Historical gross investment in goodwill	10,078
Consolidated invested capital(a)	$42,774

Consolidated Return on Invested Capital(a)	10.8%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and definition and our calculation of segment cash yields on invested capital, segment net invested capital, consolidated return on invested capital and consolidated invested capital.
(b)Includes the impact of Nontypical Items, as described further in the "Recent Developments" section of our Earnings Release and reconciled in "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein.
(c)See "Segment Operating Results" and "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information on, and definition and our calculation of segment site rental gross margin.
(d)This adjustment represents indirect labor costs in the Fiber segment that are not capitalized, but that primarily support the Company's ongoing expansion of its small cells and fiber networks that management expects to generate future revenues for the Company. Removal of these indirect labor costs presents segment cash yield on invested capital on a direct cost basis, consistent with the methodology used by management when evaluating project-level investment opportunities.
(e)Segment investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from customers (excluding any deferred credits recorded in connection with acquisitions).
(f)Segment investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
(g)See "Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations" for further information and reconciliation of this non-GAAP financial measure to net income (loss). See also "Non-GAAP Financial Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definition of Adjusted EBITDA.
(h)Historical gross investment in property and equipment excludes the impact of construction in process.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(a)
(as of December 31, 2020; dollars in thousands)
CASH YIELD(b)	NUMBER OF TENANTS PER TOWER

LQA CASH SITE RENTAL REVENUE PER TOWER(c)	LQA TOWERS SEGMENT SITE RENTAL GROSS CASH MARGIN PER TOWER(d)

NET INVESTED CAPITAL PER TOWER(e)	NUMBER OF TOWERS
(a)All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)Yield is calculated as LQA Towers segment site rental gross margin, exclusive of straight-lined revenues and amortization of prepaid rent, divided by invested capital net of the amount of prepaid rent received from customers.
(c)Exclusive of straight-lined revenues and amortization of prepaid rent.
(d)Exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(e)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

TOWER PORTFOLIO OVERVIEW(a)
(as of December 31, 2020; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA CASH SITE RENTAL REVENUE PER TOWER(b)

7,928
20,921
3,622
7,628
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

2.6
2.0
2.6
1.9
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

$113
$108
$66
$66
Acquired and built 2006 and prior
Acquired and built 2007 to present
Top 100 BTA
Outside Top 100 BTA

(a)    All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)    Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of December 31, 2020)(a)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 1.9

GEOGRAPHIC TOWER DISTRIBUTION (as of December 31, 2020)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA CASH SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION(b)
(a)    All tower portfolio figures are calculated exclusively for the Company’s towers and rooftops and do not give effect to other activities within the Company’s Towers segment.
(b)    Exclusive of straight-lined revenues and amortization of prepaid rent.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2020; dollars in millions)	LQA Cash Site Rental Revenues(a)	Percentage of LQA Cash Site Rental Revenues(a)	LQA Towers Segment Site Rental Gross Cash Margin(b)	Percentage of LQA Towers Segment Site Rental Gross Cash Margin(b)	Number of Towers(c)	Percentage of Towers	Weighted Average Term Remaining (by years)(d)
Less than 10 years	$331	11%	$174	8%	5,078	13%
10 to 20 years	420	13%	243	10%	6,053	15%
Greater than 20 years	1,394	44%	999	42%	17,947	45%
Total leased	$2,145	68%	$1,416	60%	29,078	73%	36

Owned	$1,027	32%	$964	40%	11,021	27%
Total / Average	$3,172	100%	$2,380	100%	40,099	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	217	957
Average number of years extended	31	32
Percentage increase in consolidated cash ground lease expense due to extension activities(e)	0.1%	0.1%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	69	210
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$31	$88
Percentage of Towers segment site rental gross margin from towers on purchased land	<1%	<1%
(a)Exclusive of straight-lined revenues and amortization of prepaid rent.
(b)Exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(c)Excludes small cells, fiber and third-party land interests.
(d)Includes all renewal terms at the Company's option; weighted by Towers segment site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses.
(e)Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(As of December 31 2020; dollars in millions)	Face Value	Fixed vs. Variable	Interest Rate(a)	Net Debt to LQA Adjusted EBITDA(b)	Maturity
Cash, cash equivalents and restricted cash	$381

3.849% Secured Notes	1,000	Fixed	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-2	61	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-1(c)	300	Fixed	3.2%		2042(c)
Senior Secured Tower Revenue Notes, Series 2018-1(c)	250	Fixed	3.7%		2043(c)
Senior Secured Tower Revenue Notes, Series 2015-2(c)	700	Fixed	3.7%		2045(c)
Senior Secured Tower Revenue Notes, Series 2018-2(c)	750	Fixed	4.2%		2048(c)
Finance leases and other obligations	234	Various	Various		Various
Total secured debt	$3,295		3.9%	0.7x
2016 Revolver(d)	290	Variable	1.3%		2024
2016 Term Loan A	2,253	Variable	1.3%		2024
Commercial Paper Notes(e)	285	Variable	0.5%		2021
5.250% Senior Notes	1,650	Fixed	5.3%		2023
3.150% Senior Notes	750	Fixed	3.2%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
1.350% Senior Notes	500	Fixed	1.4%		2025
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
3.300% Senior Notes	750	Fixed	3.3%		2030
2.250% Senior Notes	1,100	Fixed	2.3%		2031
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
4.150% Senior Notes	500	Fixed	4.2%		2050
3.250% Senior Notes	900	Fixed	3.3%		2051
Total unsecured debt	$16,128		3.4%	3.4x
Total net debt	$19,042		3.4%	4.0x

Market Capitalization(f)	68,660
Firm Value(g)	$87,702
(a)Represents the weighted-average stated interest rate, as applicable.
(b)Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. See the "Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation" in the Appendix. Includes the impact from Nontypical Items, as described further in "Recent Developments" herein.
(c)If the respective series of such debt is not paid in full on or prior to an applicable date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.
(d)As of December 31, 2020, the undrawn availability under the $5.0 billion 2016 Revolver was $4.7 billion.
(e)As of December 31, 2020, the Company had $715 million available for issuance under the $1.0 billion unsecured commercial paper program ("CP Program"). The maturities of commercial paper notes under the CP Program, when outstanding, may vary but may not exceed 397 days from the date of issue.
(f)Market capitalization calculated based on $159.19 closing price and 431 million shares outstanding as of December 31, 2020.
(g)Represents the sum of net debt and market capitalization.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of December 31, 2020; dollars in millions)
(a)Where applicable, maturities reflect the Anticipated Repayment Date, as defined in the respective debt agreement; excludes finance leases and other obligations; amounts presented at face value, net of repurchases held at CCIC.
(b)Debt maturities reflected in 1H 2021 are predominantly comprised of $285 million outstanding in commercial paper notes. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time.

Crown Castle International Corp.
Third Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(dollars in millions)	December 31, 2020
Cash, cash equivalents, and restricted cash(b)	$381
Undrawn 2016 Revolver availability(c)	4,677
Debt and other long-term obligations	19,280
Total equity	9,461
(a)In addition, we have the following sources of liquidity:
i.In April 2018, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured commercial paper notes ("CP Notes"). Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $1.0 billion. As of December 31, 2020, there were $285 million of CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of December 31, 2020
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.1x	(f)
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		0.8x	(f)
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.1x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	11.3x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	11.3x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	13.6x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	11.3x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	11.3x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	13.6x
(a)As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR."
(b)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(c)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(d)The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.
(e)Rating Agency Confirmation (as defined in the respective debt agreement) is also required.
(f)Includes the impact of Nontypical Items, as described further in the "Recent Developments" section of our Earnings Release.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(a)(b)
	Years Ending December 31,
(as of December 31, 2020; dollars in millions)	2021	2022
Fixed Rate Debt:
Face Value of Principal Outstanding(c)	$16,352	$16,345
Current Interest Payment Obligations(d)	617	616
Effect of 0.125% Change in Interest Rates(e)	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(c)	$2,740	$2,623
Current Interest Payment Obligations(f)	36	35
Effect of 0.125% Change in Interest Rates(g)	3	3
(a)Excludes finance leases and other obligations.
(b)Excludes the commitment fee the Company pays on the undrawn available amount under the 2016 Revolver. The commitment fee ranges from 0.125% to 0.350%, based on the Company's senior unsecured debt rating, per annum.
(c)Face value, net of required amortizations; assumes no maturity or balloon principal payments; excludes finance leases.
(d)Interest expense calculated based on current interest rates.
(e)Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current interest rates as of December 31, 2020, plus 12.5 bps.
(f)Interest expense calculated based on current interest rates as of December 31, 2020. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.
(g)Interest expense calculated based on current interest rates as of December 31, 2020, plus 12.5 bps.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Net income (as adjusted), including per share—diluted amounts, Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Net Income (as adjusted), including per share—diluted amounts, is useful to investors and other interested parties in evaluating our financial performance. Management believes that this measure is meaningful to investors as it adjusts net income to exclude the impact of the Nontypical Items (as defined in the "Recent Developments" section in our Earnings Release), which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends. Management also believes that identifying the impact of Nontypical Items as these adjustments provides more transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. Net income (as adjusted), including per share—diluted amounts should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Separately, we are also disclosing Adjusted EBITDA as adjusted to exclude the impact of Nontypical Items, which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends. Management also believes that identifying the impact of Nontypical Items as these adjustments provides increased transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. Adjusted EBITDA (including as further adjusted to exclude Nontypical Items) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. Separately, we are also disclosing AFFO as adjusted to exclude the impact of Nontypical Items, which management believes are unusual (including with respect to magnitude), infrequent and not reasonably likely to recur in the near term, to provide further insight into our results of operations and underlying trends. Management also believes that identifying the impact of Nontypical Items as adjustments provides increased transparency and comparability across periods. There can be no assurances that such items will not recur in future periods. AFFO (including as further adjusted to exclude Nontypical Items) should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Consolidated Return on Invested Capital and Segment Cash Yield are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Segment Cash Yield are not meant as alternatives to GAAP measures such as revenues, operating income, Segment Site Rental Gross Margin, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Net Income (as adjusted). We define Net Income (as adjusted) as net income (loss) less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items and asset write-downs as a result of the Nontypical Items.
Net Income (as adjusted) per share. We define net income (as adjusted) per share as Net Income (as adjusted), divided by diluted weighted-average common shares outstanding.
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense. Separately, Adjusted EBITDA, as adjusted to exclude the impact of Nontypical Items, reflects Adjusted EBITDA, less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle, (income) loss from discontinued operations and adjustments for noncontrolling interests, less sustaining capital expenditures. Separately, Adjusted Funds from Operations, as adjusted to exclude the impact of Nontypical Items, reflects Adjusted Funds from Operations, less other operating income resulting from the Nontypical Items, plus incremental operating expenses as a result of the Nontypical Items.
FFO per share. We define FFO per share as FFO divided by the diluted weighted-average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Consolidated Invested Capital. We define Consolidated Invested Capital as gross investment in 1) property and equipment (excluding construction in process), 2) site rental contracts and tenant relationships, and 3) goodwill.
Consolidated Return on Invested Capital. We define Return on Invested Capital as Adjusted EBITDA less cash taxes divided by Consolidated Invested Capital.
Segment Net Invested Capital. We define Segment Net Invested Capital as gross investment in 1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings), reduced by the amount of prepaid rent received from customers (excluding any deferred credits recorded in connection with acquisitions), 2) site rental contracts and tenant relationships, and 3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions (primarily deferred credits).
Segment Cash Yield on Invested Capital. We define Segment Cash Yield on Invested Capital as Segment Site Rental Gross Margin adjusted for the impacts of 1) amortization of prepaid rent, 2) straight-lined revenues, 3) straight-lined expenses, and 4) indirect labor costs related to the Fiber segment divided by Segment Net Invested Capital.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, and segment other operating (income) expense, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile certain non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:
Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2020	2019	2020	2019
Net income (loss)	$508	$208	$1,056	$860
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	64	6	74	19
Acquisition and integration costs	1	3	10	13
Depreciation, amortization and accretion	401	397	1,608	1,572
Amortization of prepaid lease purchase price adjustments	5	5	18	20
Interest expense and amortization of deferred financing costs(a)	167	173	689	683
(Gains) losses on retirement of long-term obligations	—	—	95	2
Interest income	—	(1)	(2)	(6)
Other (income) expense	—	(7)	5	(1)
(Benefit) provision for income taxes	5	6	20	21
Stock-based compensation expense	28	27	133	116
Adjusted EBITDA(b)(c)	$1,179	$817	$3,706	$3,299
Reconciliation of Current Outlook for Adjusted EBITDA:

(dollars in millions)	Full Year 2021 Outlook(d)
Net income (loss)	$957	to	$1,037
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$15	to	$25
Acquisition and integration costs	$0	to	$8
Depreciation, amortization and accretion	$1,615	to	$1,710
Amortization of prepaid lease purchase price adjustments	$17	to	$19
Interest expense and amortization of deferred financing costs(a)	$663	to	$708
(Gains) losses on retirement of long-term obligations	$0	to	$100
Interest income	$(3)	to	$0
Other (income) expense	$(1)	to	$1
(Benefit) provision for income taxes	$18	to	$26
Stock-based compensation expense	$145	to	$149
Adjusted EBITDA(b)(c)	$3,584	to	$3,629
(a)See reconciliation of "Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs" for a discussion of non-cash interest expense.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definition of Adjusted EBITDA.
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)As issued on January 27, 2021.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended December 31,
(dollars in millions)	2020	2019
Interest expense on debt obligations	$166	$173
Amortization of deferred financing costs and adjustments on long-term debt, net	6	5
Other, net	(5)	(5)
Interest expense and amortization of deferred financing costs	$167	$173
Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

(dollars in millions)	Full Year 2021 Outlook(a)
Interest expense on debt obligations	$668	to	$688
Amortization of deferred financing costs and adjustments on long-term debt, net	$21	to	$26
Other, net	$(17)	to	$(12)
Interest expense and amortization of deferred financing costs	$663	to	$708
(a)As issued on January 27, 2021.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net income (loss)	$508	$208	$1,056	$860
Real estate related depreciation, amortization and accretion	388	383	1,555	1,517
Asset write-down charges	64	6	74	19
Dividends/distributions on preferred stock	—	(28)	(85)	(113)
FFO(a)(b)(c)(d)	$960	$569	$2,600	$2,284
Weighted-average common shares outstanding—diluted(e)	433	418	425	418
FFO per share(a)(b)(c)(d)(e)	$2.22	$1.36	$6.12	$5.47

FFO (from above)	$960	$569	$2,600	$2,284
Adjustments to increase (decrease) FFO:
Straight-lined revenue	5	(18)	(22)	(80)
Straight-lined expense	22	23	83	93
Stock-based compensation expense	28	27	133	116
Non-cash portion of tax provision	(1)	3	1	5
Non-real estate related depreciation, amortization and accretion	13	14	53	55
Amortization of non-cash interest expense	1	—	6	1
Other (income) expense	—	(7)	5	(1)
(Gains) losses on retirement of long-term obligations	—	—	95	2
Acquisition and integration costs	1	3	10	13
Sustaining capital expenditures	(21)	(36)	(86)	(117)
AFFO(a)(b)(c)(d)	$1,008	$578	$2,878	$2,371
Weighted-average common shares outstanding—diluted(e)	433	418	425	418
AFFO per share(a)(b)(c)(d)(e)	$2.33	$1.38	$6.78	$5.68
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(b)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(c)Attributable to CCIC common stockholders.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)For all periods prior to those ended December 31, 2020, the diluted weighted-average common shares outstanding does not include any assumed conversions of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

	Year Ended December 31,
(amounts in millions, except per share amounts)	2018	2017	2016
Net income (loss)	$622	$366	$306
Real estate related depreciation, amortization and accretion	1,471	1,210	1,082
Asset write-down charges	26	17	35
Dividends/distributions on preferred stock	(113)	(30)	(44)
FFO(a)(b)(c)(d)	$2,005	$1,563	$1,379
Weighted-average common shares outstanding—diluted(e)	415	383	341
FFO per share(a)(b)(c)(d)(e)	$4.83	$4.08	$4.04

FFO (from above)	$2,005	$1,563	$1,379
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(72)	—	(47)
Straight-lined expense	90	93	94
Stock-based compensation expense	108	96	97
Non-cash portion of tax provision	2	9	7
Non-real estate related depreciation, amortization and accretion	56	31	27
Amortization of non-cash interest expense	7	9	14
Other (income) expense	(1)	(1)	9
(Gains) losses on retirement of long-term obligations	106	4	52
Acquisition and integration costs	27	61	18
Sustaining capital expenditures	(105)	(85)	(90)
AFFO(a)(b)(c)(d)	$2,223	$1,781	$1,559
Weighted-average common shares outstanding—diluted(e)	415	383	341
AFFO per share(a)(b)(c)(d)(e)	$5.36	$4.65	$4.57
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO and AFFO, including per share amounts.
(b)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(c)Attributable to CCIC common stockholders.
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)For all periods presented, the diluted weighted-average common shares outstanding does not include any conversions of preferred stock in the share count.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Current Outlook for FFO and AFFO:

(amounts in millions, except per share amounts)	Full Year 2021 Outlook(a)
Net income (loss)	$957	to	$1,037
Real estate related depreciation, amortization and accretion	$1,569	to	$1,649
Asset write-down charges	$15	to	$25
Dividends/distributions on preferred stock	$0	to	$0
FFO(b)(c)(d)(e)	$2,603	to	$2,648
Weighted-average common shares outstanding—diluted(f)	434
FFO per share(b)(c)(d)(e)(f)	$6.00	to	$6.10

FFO (from above)	$2,603	to	$2,648
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$38	to	$58
Straight-lined expense	$58	to	$78
Stock-based compensation expense	$145	to	$149
Non-cash portion of tax provision	$(7)	to	$8
Non-real estate related depreciation, amortization and accretion	$46	to	$61
Amortization of non-cash interest expense	$4	to	$14
Other (income) expense	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$0	to	$100
Acquisition and integration costs	$0	to	$8
Sustaining capital expenditures	$(104)	to	$(94)
AFFO(b)(c)(d)(e)	$2,883	to	$2,928
Weighted-average common shares outstanding—diluted(f)	434
AFFO per share(b)(c)(d)(e)(f)	$6.64	to	$6.74
(a)As issued on January 27, 2021.
(b)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.
(c)FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.
(d)Attributable to CCIC common stockholders.
(e)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(f)The assumption for diluted weighted-average common shares outstanding for full year 2021 Outlook is based on the diluted common shares outstanding as of December 31, 2020.

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Results Adjusted for Nontypical Items to As Reported Results:

	Full Year 2020				Full Year 2019	Full Year 2020 Growth Rates
(dollars in millions, except per share amounts)	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items	As Reported	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items
Site rental revenues	$5,320	$—		$5,320	$5,093	4%	—%		4%
Net income (loss)(a)	1,056	(223)	(c)	833	860	23%	(26)%	(c)	(3)%
Net income (loss) per share—diluted(a)(b)	2.35	(0.52)	(c)	1.83	1.79	31%	(29)%	(c)	2%
Adjusted EBITDA(a)	3,706	(286)	(d)	3,420	3,299	12%	(9)%	(d)	4%
AFFO(a)(b)	2,878	(286)	(d)	2,592	2,371	21%	(12)%	(d)	9%
AFFO per share(a)(b)	$6.78	$(0.68)	(d)	$6.10	$5.68	19%	(12)%	(d)	7%

	Midpoint of Current Full Year 2021(e)	Full Year 2020				Full Year 2021 Growth Rates (Outlook at the Midpoint)
(dollars in millions, except per share amounts)	Outlook	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items	As Reported	Less: Impact from Nontypical Items		Exclusive of Impact from Nontypical Items
Site rental revenues	$5,555	$5,320	$—		$5,320	4%	—%		4%
Net income (loss)(a)	997	1,056	(223)	(c)	833	(6)%	25%	(c)	20%
Net income (loss) per share—diluted(a)(b)	2.30	2.35	(0.52)	(c)	1.83	(2)%	28%	(c)	26%
Adjusted EBITDA(a)	3,607	3,706	(286)	(d)	3,420	(3)%	8%	(d)	5%
AFFO(a)(b)	2,906	2,878	(286)	(d)	2,592	1%	11%	(d)	12%
AFFO per share(a)(b)	$6.69	$6.78	$(0.68)	(d)	$6.10	(1)%	11%	(d)	10%
(a)See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" for further information and reconciliation of non-GAAP financial measures to net income (loss), as computed in accordance with GAAP.
(b)Attributable to CCIC common stockholders.
(c)Impact from Nontypical Items on net income (loss) and net income (loss) per share—diluted included in the fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million and associated asset write-downs of $63 million.
(d)Impact from Nontypical Items on Adjusted EBITDA, AFFO and AFFO per share included in the fourth quarter operating results is comprised of other operating income of $362 million, offset by incremental operating expenses of $76 million.
(e)The Nontypical Items do not have a material impact on the full year 2021 Outlook, which previously contemplated the deployment of approximately 1,000 Sprint small cells that were subject to the Sprint Cancellation, as defined and described further in the "Recent Developments" section of our Earnings Release..

Crown Castle International Corp.
Fourth Quarter 2020

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX
Net Debt to Last Quarter Annualized Adjusted EBITDA Calculation:

	Three Months Ended December 31,
(dollars in millions)	2020			2019
Total face value of debt	$19,423			$18,236
Less: Ending cash, cash equivalents and restricted cash	381			338
Total net debt	$19,042			$17,898

Adjusted EBITDA	$1,179		(a)	$817
Last quarter annualized Adjusted EBITDA	4,716			3,268
Net debt to Last Quarter Annualized Adjusted EBITDA	4.0	x	(a)	5.5	x
Cash Interest Coverage Ratio Calculation:

	Three Months Ended December 31,
(dollars in millions)	2020			2019
Adjusted EBITDA	$1,179		(a)	$817
Interest expense on debt obligations	166			173
	7.1	x	(a)	4.7	x
(a)Includes the impact of Nontypical Items, as described further in the "Recent Developments" section of our Earnings Release.